As filed with the Securities and Exchange Commission on February 29, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESAB Corporation
(Exact name of registrant as specified in its charter)

Delaware	87-0923837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
909 Rose Avenue, 8th Floor
North Bethesda, Maryland 20852
(301) 323-9099
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shyam P. Kambeyanda
President and Chief Executive Officer
ESAB Corporation
909 Rose Avenue, 8th Floor
North Bethesda, Maryland 20852
(301) 323-9099
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curtis Jewell	Andrew L. Fabens
ESAB Corporation	Gibson, Dunn & Crutcher LLP
909 Rose Avenue, 8th Floor	200 Park Avenue
North Bethesda, Maryland 20852	New York, New York 10166
(301) 323-9099	(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
ESAB CORPORATION
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS

We may from time to time offer to sell our senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “ESAB.” The senior or subordinated debt securities, preferred stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our principal executive offices are located at 909 Rose Avenue, 8th Floor, North Bethesda, Maryland 20852. Our telephone number is (301) 323-9099.

Investing in our securities involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission as well as the risk factors and other information contained in the applicable prospectus supplement, any related free writing prospectus and in the documents we incorporate by reference into this prospectus or any applicable prospectus supplement. See “Where You Can Find More Information.”
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 29, 2024.

i

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.
Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or any prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.
We are currently subject to the periodic reporting and other information requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. You will find additional information about us in our SEC filings. Our SEC filings are available to you at the SEC’s Internet site at www.sec.gov. In addition, we will make the information filed with or furnished to the SEC available free of charge through our website at www.esabcorporation.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, ESAB’s website is not incorporated by reference and is not part of this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “registrant,” “we,” “us,” and “our” refer to ESAB Corporation and its subsidiaries.

ABOUT THE COMPANY
Founded in 1904, ESAB Corporation is a focused premier industrial compounder. On April 4, 2022, ESAB completed its separation from Colfax Corporation and became an independent, publicly-traded company, listed on the New York Stock Exchange. We provide our partners with advanced equipment, consumables, gas control equipment, robotics and digital solutions. Our rich history of innovative products and workflow solutions and our business system, ESAB Business Excellence, enables our purpose of Shaping the world we imagineTM. Our products are utilized to solve challenges in a wide range of industries, including cutting, joining and automated welding. Products are marketed under several brand names, most notably ESAB, which we believe is well known in the international welding industry. ESAB’s comprehensive range of welding consumables includes electrodes, cored and solid wires and fluxes using a wide range of specialty and other materials and cutting consumables includes electrodes, nozzles, shields and tips. ESAB’s equipment ranges from portable welding machines to large customized automated cutting and welding systems. ESAB also offers a range of software and digital solutions to help its customers increase their productivity, remotely monitor their welding operations and digitize their documentation. Products are sold into a wide range of global end markets, including general industry, infrastructure, renewable energy, medical and life sciences, transportation, construction and energy. Our sales channels include both independent distributors and direct salespeople that, depending on geography and end market, sell our products to our end users. ESAB is based in North Bethesda, Maryland and employs approximately 9,000 associates and serves customers in approximately 150 countries.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We “incorporate by reference” into this prospectus certain information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 29, 2024;
•the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022; and
•the description of our common stock contained in our registration statement on Form 10 pursuant to which we registered our common stock under Section 12 of the Exchange Act, initially filed with the SEC on February 22, 2022, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, and as subsequently amended or updated.
We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:
ESAB Corporation
909 Rose Avenue, 8th Floor
North Bethesda, Maryland 20852
Attention: General Counsel
You should rely only on the information incorporated by reference or provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with other information.

USE OF PROCEEDS
We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders. Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include repayment of debt, acquisitions, additions to working capital and capital expenditures.

DESCRIPTION OF SECURITIES
We will set forth in the applicable prospectus supplement a description of the senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units that may be offered under this prospectus.
Any senior debt securities offered under this prospectus will be governed by a senior debt indenture, and any subordinated debt securities offered under this prospectus will be governed by a subordinated debt indenture. The forms of both indentures have been filed as exhibits hereto.

PLAN OF DISTRIBUTION
We will set forth in the applicable prospectus supplement a description of the plan of distribution for the securities to be offered under the supplement. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

SELLING SECURITY HOLDERS
We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

VALIDITY OF THE SECURITIES
Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS
The consolidated and combined financial statements of ESAB Corporation appearing in ESAB Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of ESAB Corporation’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following statement sets forth our expenses in connection with the offering described in this registration statement (all of which will be borne by us). All amounts shown are estimated.

SEC registration fee	$*
Printing expenses	+
Legal fees and expenses	+
Accounting fees and expenses	+
Miscellaneous expenses	+
Trustee fees and expenses	+
Total	$+
__________________
*In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), we are deferring payment of the registration fee for the securities offered by this prospectus.
+Estimated expenses are not presently known and will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our Amended and Restated Bylaws, or Bylaws, provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions included in our Amended and Restated Certificate of Incorporation, Bylaws and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against losses arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law. At present, we are not aware of any pending litigation or proceedings involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Description	Location
1.1	Form of Underwriting Agreement.	*
2.1	Separation and Distribution Agreement, dated April 4, 2022, between Enovis Corporation and ESAB Corporation.	Incorporated by reference to Exhibit 2.1 to ESAB Corporation’s Form 8-K (File No. 001-41297) as filed with the SEC on April 8, 2022
4.1	Amended and Restated Certificate of Incorporation of ESAB Corporation.	Incorporated by reference to Exhibit 3.1 to ESAB Corporation’s Form 8-K (File No. 001-41297) as filed with the SEC on April 8, 2022
4.2	Amended and Restated Bylaws of ESAB Corporation.	Incorporated by reference to Exhibit 3.2 to ESAB Corporation’s Form 8-K (File No. 001-41297) as filed with the SEC on April 8, 2022
4.3	Form of Senior Indenture.	Filed herewith
4.4	Form of Subordinated Indenture.	Filed herewith
4.5	Form of Certificate of Designation of Preferred Stock.	*
4.6	Form of Warrant Agreement, including the Form of Warrant Certificate.	*
4.7	Form of Deposit Agreement, including the Form of Depositary Share.	*
4.8	Form of Purchase Contract Agreement, including the Form of Purchase Contract and/or Purchase Unit.	*
4.9	Form of Unit Agreement, including the Form of Unit.	*
5.1	Opinion of Gibson, Dunn & Crutcher LLP.	Filed herewith
23.1	Consent of Ernst & Young LLP.	Filed herewith
23.2	Consent of Gibson, Dunn & Crutcher LLP.	Included in Exhibit 5.1 filed herewith
24	Power of Attorney.	Included on the signature pages hereto
25.1	Statement of Eligibility of Trustee in Respect of Senior Indenture.	To be filed by amendment or via Form T-1 pursuant to Rule 305 of the Trust Indenture Act of 1939, as amended.
25.2	Statement of Eligibility of Trustee in Respect of Subordinated Indenture.	To be filed by amendment or via Form T-1 pursuant to Rule 305 of the Trust Indenture Act of 1939, as amended.
107	Filing Fee Table.	Filed herewith
__________________
*To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bethesda, State of Maryland, on February 29, 2024.

ESAB CORPORATION

By:	/s/ Shyam P. Kambeyanda
Shyam P. Kambeyanda
President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Shyam P. Kambeyanda, Kevin Johnson and Curtis Jewell, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and related registration statements), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shyam P. Kambeyanda	President, Chief Executive Officer and Director (Principal Executive Officer)	February 29, 2024
Shyam P. Kambeyanda

/s/ Kevin Johnson	Chief Financial Officer (Principal Financial Officer)	February 29, 2024
Kevin Johnson

/s/ Renato Negro	Controller and Chief Accounting Officer (Principal Accounting Officer)	February 29, 2024
Renato Negro

/s/ Mitchell P. Rales	Chairman	February 29, 2024
Mitchell P. Rales

/s/ Patrick W. Allender	Director	February 29, 2024
Patrick W. Allender

/s/ Melissa Cummings	Director	February 29, 2024
Melissa Cummings

/s/ Christopher M. Hix	Director	February 29, 2024
Christopher M. Hix

/s/ Rhonda L. Jordan	Director	February 29, 2024
Rhonda L. Jordan

/s/ Robert S. Lutz	Director	February 29, 2024
Robert S. Lutz

/s/ Stephanie M. Phillipps	Director	February 29, 2024
Stephanie M. Phillipps

/s/ Didier Teirlinck	Director	February 29, 2024
Didier Teirlinck

/s/ Rajiv Vinnakota	Director	February 29, 2024
Rajiv Vinnakota